Exhibit 10.8

LETTER AGREEMENT DATED JULY 24, 2012

BY AND BETWEEN

FLATWORLD ACQUISITION CORP.,

RODMAN & RENSHAW, LLC,

EARLYBIRDCAPITAL, INC., AND

LADENBURG THALMANN & CO.

RODMAN & RENSHAW

July 24, 2012

STRICTLY CONFIDENTIAL

Raj K. Gupta, CEO

FlatWorld Acquisition Corp.

Palm Grove House

Road Town, Tortola VG1110

British Virgin Islands

Dear Mr. Gupta:

This document hereby serves as an amendment to that Underwriting Agreement entered into as of December 9, 2010 between FlatWorld Acquisition Corp. (together with its subsidiaries and affiliates, the “Company”) and Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters, EarlyBirdCapital, Inc. and Ladenburg Thalmann & Co, hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”).  This amendment is conditioned upon the completion of  the proposed Business transaction with Orchid Island Capital, Inc. and Bimini Capital Management, Inc. closing.  In the event that the transaction does not close, then this amendment is of no force or effect.  Capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement unless otherwise defined herein.

A.

Section 1.5 of the Underwriting Agreement (the “Agreement”) is hereby deleted in its entirety and the Representative, on behalf of itself and the Underwriters, agrees that there shall be no Deferred Compensation due and payable pursuant to this Agreement and the consummation of the Business Transaction. In addition, all other references to the Deferred Compensation throughout the Agreement shall be null and void. Notwithstanding anything to the contrary, there shall be no Deferred Compensation due on the Units sold in the Company’s initial public offering or pursuant to the Over-allotment Option.

B.

Section 2.21.3 “Lock-up” of the Underwriting Agreement shall hereby be deleted in its entirety.  In addition, in connection with the proposed Business Transaction with Orchid Island Capital, Inc. and Bimini Capital Management, Inc., the Representative, on behalf of itself and the Underwriters, agrees and acknowledges that the Insider Shares are being repurchased by the Company and that such transaction shall be permissible and is not in violation of the Lock-up provisions of the Underwriting Agreement.

C.

With respect to Section 7.5 “Insider Letters” of the Underwriting Agreement the Representative, on behalf of itself and the Underwriters, hereby waives the restrictions set forth in Sections 5(a) and 5(c) of the FWAC Letter Agreement (and any applicable provisions contained in the Insider Letters) relating to the lock-ups of the Insider Shares. In addition, in connection with the proposed Business Transaction with Orchid Island Capital, Inc. and Bimini Capital Management, Inc., the Representative, on behalf of itself and the Underwriters, agrees and acknowledges that the Insider Shares are being repurchased by the Company and that such transaction shall be permissible and is not in violation of the lock-up provisions of either of the FWAC Letter Agreement or the Insider Letters.

The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Underwriters from any loss or claim, including expenses and reasonable legal fees in investigating and defending any claim arising out of, or based upon, such amendments to the Agreement as contemplated herein (the “Indemnity”). The Company agrees, without condition, that all obligations of the Company in respect to the Indemnity shall survive the execution and delivery of this amendment and shall not be limited in any way by the passage of time or occurrence of any event.

Notwithstanding any of the foregoing, all other provisions of the Underwriting Agreement, and all rights and obligations thereunder between the Company and Underwriters, shall remain the same as of the date of execution of the Underwriting Agreement.

Very truly yours,

RODMAN & RENSHAW, LLC

By_/s/Edward Rubin

Name: Edward Rubin

Title: CEO

EARLYBIRDCAPITAL, INC.

By _/s/ Steve Levine

Name:  Steve Levine

Title: CEO

LADENBURG THALMANN & CO.

By _/s/ Steve Kaplan

Name:  Steve Kaplan

Title:  Head of Capital Markets

Accepted and agreed as of the date first written above:

FLATWORLD ACQUISITION CORP.

By _/s/  Raj K. Gupta

Name: Raj K. Gupta

Title: CEO

Exhibit A

TRUST FUND DISCLAIMER LETTER

FlatWorld Acquisition Corp.

Palm Grove House, Palm Grove Park

Road Town, Tortola

British Virgin Islands VG1110

Attn: Jeffrey A. Valenty, President

Reference is made to the Final Prospectus of FlatWorld Acquisition Corp. (“FTWA”), dated December 9, 2010 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that FTWA has established the Trust Fund, currently in an amount of at least $23,374,785, for the benefit of the Public Shareholders and the underwriters of FTWA’s initial public offering (the “Underwriters”) and that, except for up to 100% of the interest earned on the amounts held in the Trust Fund and any amounts necessary to purchase up to 15% of the Ordinary Shares sold in the Offering, FTWA may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of FTWA; or (ii) to FTWA and the Underwriters after consummation of a Business Transaction.

For and in consideration of FTWA engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”), except as referenced in (ii) of the preceding paragraph, and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with FTWA and will not seek recourse against the Trust Fund for any reason whatsoever, except as referenced in (ii) of the preceding paragraph.

[Signature Page to Follow]

RODMAN & RENSHAW, LLC

By_/s/Edward Rubin

Name: Edward Rubin

Title: CEO

EARLYBIRDCAPITAL, INC.

By _/s/ Steve Levine

Name:  Steve Levine

Title: CEO

LADENBURG THALMANN & CO.

By _/s/ Steve Kaplan

Name:  Steve Kaplan

Title:  Head of Capital Markets